UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 1, 2017, the Board of Directors (the “Board”) of MSCI Inc. (the “Company”) appointed Jacques P. Perold as a member of the Board, effective March 6, 2017. Mr. Perold, 58, was president of Fidelity Management & Research Company, the investment advisor for Fidelity’s family of mutual funds, until his retirement from Fidelity in 2014. He was the president of Geode Capital Management, LLC, a sub-advisor to Fidelity from 2001 to 2009. Following his retirement from Fidelity, Mr. Perold was a Fellow at Harvard University’s Advanced Leadership Initiative in 2015 and 2016. He is currently a director of Allstate Insurance Corp., a trustee of New York Life Insurance Company’s MainStay mutual funds, a director of World Music, Inc., a director of South Africa Partners and a trustee of Boston University. Mr. Perold holds a Bachelor of Arts in economic history from the University of Cape Town and a post-graduate Bachelor of Arts Honours degree in sociology from the University of Cape Town.

With the appointment of Mr. Perold, the number of directors serving on the Board is twelve. The Board has not yet appointed Mr. Perold to any standing committee of the Board. In connection with his appointment, the Board determined that Mr. Perold is independent under the Company’s Corporate Governance Policies and within the meaning of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards of independence for directors.

Under the non-employee director compensation program described in the Company’s annual proxy statement filed with the SEC on March 14, 2016, in connection with his service on the Board, Mr. Perold is entitled to receive an annual retainer (payable in cash or stock at his election) of $75,000 and annual equity award in the form of restricted stock units (“RSUs”) under the MSCI Inc. 2016 Non-Employee Directors Compensation Plan having an aggregate fair market value of $140,000, based on the closing price of the Company’s common stock as reported by the NYSE on the date prior to grant (any fractional shares are paid in cash). Upon his appointment to a standing committee of the Board, Mr. Perold will also be entitled to receive an annual retainer (payable in cash or stock at his election) of $10,000 for each committee on which he serves. The annual retainer and award of RSUs are prorated from the date of appointment. The initial RSU award is scheduled to vest on April 28, 2017.

There are no family relationships between Mr. Perold and any officer or other director of the Company or any related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Perold and the Company and/or its subsidiaries. There is no arrangement or understanding between Mr. Perold and any other person pursuant to which he was selected as a director. In addition, Mr. Perold has never been employed at the Company or any of its subsidiaries.

On February 2, 2017, the Company issued a press release relating to the appointment of Mr. Perold to the Board, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated as of February 2, 2017.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI INC.

By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman, Chief Executive Officer and President

Date: February 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated as of February 2, 2017.